UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2014

China Integrated Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34390	65-0854589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10F, Western International Square 2 Gaoxin Road Xi'an, Shaanxi Province, China
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 86-29 8268 3920

_____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 28, 2014, China Integrated Energy, Inc. (the “Company”), informed Mr. Stephen Markscheid that it was not going to renew his independent director agreement for the 2014-2015 year. There were no disagreements between the Company and Mr. Markscheid relating to the Company’s operations, policies or practices. The Board of Directors intends to appoint a new director to fill the vacancy.

On May 29, 2014, the Company renewed the independent director agreement for Liren Wei. In connection with the renewal, Mr. Wei’s fees for serving on the Board and as Chairperson of the Audit Committee were increased to $90,000. All other material terms remain the same. The agreement shall be effective as of May 31, 2014.

Item 9.01. Exhibits

Exhibit Number	Document Description
10.1	Independent Director Agreement with Liren Wei, dated May 29, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2014	China Integrated Energy, Inc.
	By:	/s/ Xincheng Gao
Name: Xincheng Gao
Title: Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit Number	Document Description
10.1	Independent Director Agreement with Liren Wei, dated May 29, 2014

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